                                                              EXECUTION COPY

                                                              EXHIBIT 4.2

 -----------------------------------------------------------------------------






                             NOTE PURCHASE AGREEMENT


                                  BY AND AMONG



                         METROMEDIA FIBER NETWORK, INC.,



                       JOHN W. KLUGE, CHASE MANHATTAN BANK
                         AND STUART SUBOTNICK, TRUSTEES
                         UNDER A TRUST AGREEMENT BETWEEN
                         JOHN W. KLUGE, AS GRANTOR, AND
                         JOHN W. KLUGE AND MANUFACTURERS
                       HANOVER TRUST COMPANY, AS TRUSTEES,
                  DATED MAY 30, 1984, AS AMENDED AND RESTATED,



                                DAVID ROCKEFELLER



                                       AND



                               STEPHEN A. GAROFALO



                         -------------------------------

                           DATED AS OF OCTOBER 1, 2001

                         -------------------------------






    ------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                       PAGE
                                                                                                       -----
ARTICLE I           DEFINITIONS..........................................................................1
         1.1        Definitions..........................................................................1

ARTICLE II          PURCHASE AND SALE OF NOTES...........................................................4
         2.1        Purchase and Sale of Notes...........................................................4
         2.2        Notes................................................................................4
         2.3        Closing..............................................................................5
         2.4        Use of Proceeds......................................................................5

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................5
         3.1        Corporate Existence and Power........................................................5
         3.2        Authorization; No Contravention......................................................5
         3.3        Governmental Authorization; Third Party Consents.....................................6
         3.4        Binding Effect.......................................................................6
         3.5        No Litigation........................................................................6
         3.6        Reports; Financial Statements........................................................6
         3.7        Private Offering.....................................................................7

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.....................................7
         4.1        Power and Authority..................................................................7
         4.2        Authorization; No Contravention......................................................7
         4.3        Governmental Authorization; Third Party Consents.....................................8
         4.4        Binding Effect.......................................................................8
         4.5        Purchase for Own Account.............................................................8
         4.6        Restricted Securities................................................................9
         4.7        Accredited Investor..................................................................9

ARTICLE V           CONDITIONS TO THE OBLIGATION   OF THE PURCHASERS TO CLOSE............................9
         5.1        Representation and Warranties........................................................9
         5.2        Compliance with this Agreement.......................................................9
         5.3        Secretary's Certificate..............................................................9
         5.4        Purchased Notes.....................................................................10
         5.5        Registration Rights Agreement.......................................................10
         5.6        Opinion of Counsel..................................................................10
         5.7        Stockholders' Consent...............................................................10
         5.8        No Material Adverse Change..........................................................10
         5.9        No Material Judgment or Order.......................................................10
         5.10       No Litigation.......................................................................10




         5.11       Compliance with Indentures..........................................................10
         5.12       Other Transactions..................................................................11

ARTICLE VI          CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE................................11
         6.1        Representations and Warranties.  ...................................................11
         6.2        Payment of Purchase Price...........................................................11
         6.3        Compliance with Indentures..........................................................11

ARTICLE VII         INDEMNIFICATION.....................................................................11
         7.1        Indemnification by the Company......................................................11
         7.2        Notification........................................................................12
         7.3        Contribution........................................................................13

ARTICLE VIII        AFFIRMATIVE COVENANTS...............................................................13
         8.1        Proxy or Information Statement......................................................13
         8.2        Requisite Company Vote..............................................................14

ARTICLE IX          TERMINATION OF AGREEMENT............................................................15
         9.1        Termination.........................................................................15
         9.2        Survival............................................................................15

ARTICLE X           MISCELLANEOUS.......................................................................16
         10.1       Survival of Representations and Warranties..........................................16
         10.2       Notices.............................................................................16
         10.3       Successors and Assigns; Third Party Beneficiaries...................................17
         10.4       Amendment and Waiver................................................................18
         10.5       Counterparts........................................................................18
         10.6       Headings............................................................................18
         10.7       GOVERNING LAW.......................................................................18
         10.8       Severability........................................................................18
         10.9       Rules of Construction...............................................................18
         10.10      Entire Agreement....................................................................18
         10.11      Further Assurances..................................................................19

EXHIBITS

A                 Form of Note
B                 Form of Registration Rights Agreement
C                 Form of Paul, Weiss, Rifkind, Wharton & Garrison Opinion

SCHEDULES

2.1               Purchased Notes and Purchase Price
3.5               Litigation

                             NOTE PURCHASE AGREEMENT

                  NOTE PURCHASE AGREEMENT, dated as of October 1, 2001 (this "AGREEMENT"), by and among METROMEDIA FIBER NETWORK, INC., a Delaware corporation (the "COMPANY"), John W. Kluge, Chase Manhattan Bank and Stuart Subotnick, trustees under a Trust Agreement, dated May 30, 1984 and as amended and restated, between John W. Kluge, as grantor, and John W. Kluge and Manufacturers Hanover Trust Company, as trustees, a grantor trust (the "KLUGE TRUST"), DAVID ROCKEFELLER ("ROCKEFELLER") and STEPHEN A. GAROFALO ("GARAFALO" and, together with the Kluge Trust and Rockefeller, the "PURCHASERS").

                  WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to each Purchaser certain 8.5% senior convertible promissory notes substantially in the form of EXHIBIT A attached hereto (each, a "NOTE" and collectively, the "NOTES"), which Notes (a) shall be convertible into shares of class A common stock, par value $0.01 per share ("COMMON STOCK"), of the Company and (b) shall be in the aggregate principal amounts set forth opposite such Purchaser's name on SCHEDULE 2.1 attached hereto;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

                                   DEFINITIONS

                  1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

                  "AFFILIATE" means any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act. In addition, any partner or member, as the case may be, of a Purchaser shall be deemed to be an Affiliate of such Purchaser.

                  "AGREEMENT" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

                  "BOARD OF DIRECTORS" means the board of directors of the Company.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

                  "BY-LAWS" means the by-laws of the Company as in effect on the Closing Date, as the same may be amended from time to time.

                  "CITICORP FACILITY" means a $150 million note facility led by Citicorp USA, Inc.

                  "CLAIMS" has the meaning set forth in Section 3.5 of this Agreement.

                  "CLASS B COMMON STOCK" means the class B common stock, par value $.01 per share, of the Company.

                  "CLOSING" has the meaning set forth in Section 2.3 of this Agreement.

                  "CLOSING DATE" has the meaning set forth in Section 2.3 of this Agreement.

                  "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Company as in effect on the Closing Date, as the same may be amended from time to time.

                  "COMMISSION" means the United States Securities and Exchange Commission.

                  "COMMON STOCK" has the meaning set forth in the recitals to this Agreement.

                  "COMPANY" has the meaning set forth in the preamble to this Agreement.

                  "COMPANY SEC REPORTS" has the meaning set forth in Section 3.6 of this Agreement.

                  "COMPANY STOCKHOLDERS' MEETING" has the meaning set forth in
Section 8.1 of this Agreement.

                   "CONDITION OF THE COMPANY" means the assets, business, properties, prospects, operations or condition (financial or otherwise) of the Company.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                  "GARAFALO" has the meaning set forth in the preamble to this Agreement.

                  "GOVERNMENTAL AUTHORITY" means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "INDEMNIFYING PARTY" has the meaning set forth in Section 7.1 of this Agreement.

                   "INDEMNIFIED PARTY" has the meaning set forth in Section 7.1 of this Agreement.

                  "INDENTURES" means (i) the Indenture, dated as of November 25, 1998, by and between the Company and The of New York, as successor to IBJ Schroder Bank & Trust Company, as trustee, and (ii) the Indenture, dated as of November 17, 1999, by and between the Company and The Bank of New York, as trustee.

                  "INFORMATION STATEMENT" has the meaning set forth in Section
8.1 of this Agreement.

                  "KLUGE TRUST" has the meaning set forth in the preamble to this Agreement.

                  "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences).

                  "LOSSES" has the meaning set forth in Section 7.1 of this Agreement.

                  "NOTE" has the meaning set forth in the recitals to this Agreement.

                  "NORTEL FINANCING" means a financing arrangement of not less than $200 million between Nortel Networks, Inc., as lender, on the one hand, and the Company or Metromedia Fiber Network Service, Inc., a Delaware corporation that is a wholly-owned subsidiary of the Company, as borrower, on the other hand.

                  "ORDERS" has the meaning set forth in Section 3.2 of this Agreement.

                  "PERSON" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, limited liability partnership, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

                  "PROXY STATEMENT" has the meaning set forth in Section 8.1 of this Agreement.

                  "PURCHASED NOTES" has the meaning set forth in Section 2.1 of this Agreement.

                  "PURCHASERS" has the meaning set forth in the preamble to this Agreement.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement substantially in the form of EXHIBIT B attached hereto.

                  "REQUIREMENTS OF LAW" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

                  "REQUISITE COMPANY VOTE" shall mean (i) the approval and ratification of the issuance of shares of Common Stock issuable upon the conversion of the Notes by a majority of holders of Common Stock and Class B Common Stock, voting as a single class, that are present in person or by proxy at a duly called meeting of Company's stockholders, or (ii) the 20th day following the proper delivery by the Company under Regulation 14C under the Exchange Act of an effective Information Statement meeting the requirements of
Schedule 14C under the Exchange Act that contains the requisite information describing the action taken by the Stockholders' Consent.

                  "ROCKEFELLER" has the meaning set forth in the preamble to this Agreement.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

                  "STOCKHOLDERS' CONSENT" means the duly authorized and executed written consent in lieu of a meeting of the stockholders of the Company in accordance with Section 228 of the Delaware General Corporation Law, as amended, executed by Metromedia Company, Garofalo and Stuart Subotnick, each in his or its capacities as stockholders of the Company, approving and authorizing, among other things, the actions required to be taken by the Company in connection with this Agreement, including, without limitation, the reservation for issuance, issuance, sale and delivery of the shares of Common Stock issuable upon conversion of the Notes for the purposes of the applicable rules and regulations of The Nasdaq Stock Market, Inc.

                  "TRANSACTION DOCUMENTS" means, collectively, this Agreement, the Registration Rights Agreement and the Purchased Notes.

                                   ARTICLE II

                           PURCHASE AND SALE OF NOTES

                  2.1 PURCHASE AND SALE OF NOTES. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, on the Closing Date, the principal amount of Notes set forth opposite such Purchaser's name on SCHEDULE 2.1 hereto, for the purchase price set forth opposite such Purchaser's name on SCHEDULE 2.1 hereto (all of the Notes being purchased pursuant hereto being referred to herein as the "PURCHASED NOTES").

                  2.2 NOTES. The Purchased Notes shall have the terms and conditions (including interest rates) set forth in the Notes.

                  2.3 CLOSING. Unless this Agreement shall have terminated pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Articles V and VI, the closing of the sale and purchase of the Purchased Notes (the "CLOSING") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, at 10:00 a.m., local time, on the first Business Day following the date upon which the conditions set forth in Articles V and VI shall be satisfied or waived in accordance with this Agreement, or at such other time, place and date that the Company and the Purchasers may agree in writing (the "CLOSING DATE"). On the Closing Date, the Company shall deliver to each of the Purchasers a fully executed Note or Notes being purchased by such Purchaser against delivery by each of the Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.

                  2.4 USE OF PROCEEDS. The Company shall use all of the proceeds from the sale of the Purchased Notes to the Purchasers (a) to fund the cost of the engineering, construction, installation, acquisition, lease, development or improvement of telecommunications assets, and (b) assuming it is permitted under each of the Indentures, for general corporate and working capital purposes.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to each of the Purchasers as follows:

                  3.1 CORPORATE EXISTENCE AND POWER. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents and (c) is duly qualified and authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified.

                  3.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company, (b) do not contravene the terms of the Certificate of Incorporation or the By-laws,
(c) do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, "ORDERS") of any Governmental Authority against, or binding upon, the Company and (d) do not conflict with, or result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other material instrument or agreement to which the Company is a party or by which it or any of its properties or assets is bound or to which it may be subject.

                  3.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, license, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with (i) the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Notes) by, or enforcement against, the Company of this Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby or (ii) the legality, validity, binding effect or enforceability of the Transaction Documents.

                  3.4 BINDING EFFECT. This Agreement has been and, as of the Closing Date, each of the other Transaction Documents will have been, duly executed and delivered by the Company, and this Agreement constitutes and, as of the Closing Date, each of the other Transaction Documents will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  3.5 NO LITIGATION. Except as set forth on SCHEDULE 3.5, no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations or written threats thereof (collectively, "CLAIMS") have been brought or have otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined, have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the Transaction Documents. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

                  3.6 REPORTS; FINANCIAL STATEMENTS.

                      (a) As of the respective dates of their filing with the Commission, all reports, registration statements and other filings, together with any amendments thereto (the "COMPANY SEC REPORTS") complied, and all such reports, registration statements and other filings to be filed by the Company with the Commission prior to the Closing Date will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not at the time they were filed with the Commission, or will not at the time they are filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                      (b) The consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports and in any such reports, registration statements and other filings to be filed by the Company with the Commission prior to the Closing Date (i) have been or will be prepared in accordance with the published rules and regulations of the Commission and generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present or will fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and may omit footnote disclosure as permitted by regulations of the Commission.

                  3.7 PRIVATE OFFERING. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Purchased Notes. No registration of the Purchased Notes, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Notes. The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Purchased Notes or any other securities of the Company so as to require the registration of the Purchased Notes pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such Purchased Notes or other securities are so registered.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

                  Each of the Purchasers hereby represents and warrants, severally and not jointly, to the Company as follows:

                  4.1 POWER AND AUTHORITY. (a) If the Purchaser is an individual, such Purchaser has the legal capacity to execute, deliver and perform his obligations under this Agreement and to consummate the transactions contemplated hereby.

                      (b) If the Purchaser is a corporation, limited liability company, partnership or trust, such Purchaser has all necessary corporate, limited liability company, partnership or trust power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, limited liability company, partnership or trust action on the part of such Purchaser, and no other proceeding on the part of such Purchaser is necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

                  4.2 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby, (a) if applicable, have been duly authorized by all necessary partnership, limited liability company or corporate, as the case may be, action, (b) if applicable, do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and

(c) do not violate any Orders of any Governmental Authority against, or binding upon, such Purchaser.

                  4.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Notes) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents to which it is a party or the transactions contemplated hereby and thereby.

                  4.4 BINDING EFFECT. This Agreement has been and, as of the Closing Date, each of the other Transaction Documents to which such Purchaser is a party will have been duly executed and delivered by such Purchaser and this Agreement constitutes, and, as of the Closing Date, each of the other Transaction Documents will constitute, the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

                  4.5 PURCHASE FOR OWN ACCOUNT. The Purchased Notes to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Notes or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Notes under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of such Purchased Notes, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on its Purchased Notes and shares of Common Stock issuable upon conversion of its Purchased Notes, respectively, to the following effect:

         THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS

         OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                  4.6 RESTRICTED SECURITIES. Such Purchaser understands that the Purchased Notes will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicated in part on such Purchaser's representations set forth herein.

                  4.7 ACCREDITED INVESTOR. Such Purchaser is an "Accredited Investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

                                   ARTICLE V

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE

                  The obligations of each Purchaser to purchase the Purchased Notes, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the fulfillment to his or its satisfaction, on or prior to the Closing, of each of the following conditions, unless otherwise waived (PROVIDED, HOWEVER, that any such waiver shall not be effective against any Purchaser who has not consented in writing thereto):

                  5.1 REPRESENTATION AND WARRANTIES. The representations and warranties of the Company contained in Article III hereof shall be true and correct (except for any such representations and warranties which are qualified by their terms by a reference to materiality, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

                  5.2 COMPLIANCE WITH THIS AGREEMENT. The Company shall have performed and complied with all of its agreements set forth herein that are required to be performed by the Company on or before the Closing Date.

                  5.3 SECRETARY'S CERTIFICATE. Each Purchaser shall have received a certificate from the Company, in form and substance satisfactory to such Purchaser, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying (a) that the Company is in good standing with the Secretary of State of the State of Delaware, (b) that the attached copies of the Certificate of Incorporation, the By-laws and resolutions of the Board of Directors of the Company approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect and (c) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, each of the other Transaction Documents and any other document delivered in connection herewith on behalf of the Company.

                  5.4 PURCHASED NOTES. The Company shall have delivered to each of the Purchasers the Purchased Note or Purchased Notes in the principal amount set forth opposite such Purchaser's name on Schedule 2.1 hereto.

                  5.5 REGISTRATION RIGHTS AGREEMENT. The Company shall have duly executed and delivered the Registration Rights Agreement.

                  5.6 OPINION OF COUNSEL. Each Purchaser shall have received an opinion of Paul, Weiss, Rifkind, Wharton & Garrison, dated the Closing Date, relating to the transactions contemplated by or referred to herein, in the form attached hereto as Exhibit C.

                  5.7 STOCKHOLDERS' CONSENT. The Company shall have obtained a written consent in lieu of meeting of stockholders of the Company executed by stockholders holding more than a majority of the Common Stock and the Class B Common Stock, voting as a single class, entitled to vote at a meeting of stockholders of the Company as of the date of the Closing and otherwise represent a sufficient number of shares of Common Stock to approve the matters set forth in the Stockholders' Consent.

                  5.8 NO MATERIAL ADVERSE CHANGE. Since the date hereof, there shall have been no material adverse change in the Condition of the Company.

                  5.9 NO MATERIAL JUDGMENT OR ORDER. There shall not be on the Closing Date any Order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition imposed under any Requirement of Law which would (a) prohibit or restrict (i) the purchase of the Purchased Notes or
(ii) the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, (b) subject the Purchasers to any material penalty or onerous condition under or pursuant to any Requirement of Law if the Purchased Notes were to be purchased hereunder or (c) restrict the operation of the business of the Company as conducted on the date hereof in a manner that would have a material adverse effect on the Condition of the Company.

                  5.10 NO LITIGATION. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined (a) have a material adverse effect on the Condition of the Company or (b) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or each of the other Transaction Documents.

                  5.11 COMPLIANCE WITH INDENTURES. The Company shall have (a) obtained a written opinion satisfactory to the Purchasers as to the fairness to the Company of the transactions contemplated hereby from an accounting, appraisal or investment banking firm of national standing as required by Section
4.11 of each of the Indentures, (b) delivered to the trustee under each of the Indentures the officer's certificate required by Section 4.11 of each of the Indentures, and (c) complied with any other provisions of either of the Indentures applicable to the transactions contemplated hereby.

                  5.12 OTHER TRANSACTIONS. The Company shall have (a) consummated the Citicorp Facility, (b) consummated the Nortel Financing and (c) received additional funds from sources other than the Citicorp Facility and the Nortel Financing in an aggregate amount equal to at least $230,000,000 (including the proceeds from the sale of the Purchased Notes), in each case upon terms and subject to conditions reasonably satisfactory to the Purchasers, as to their form and substance, and consistent with those certain commitment letters for such financings previously delivered to the Purchasers.

                                   ARTICLE VI

              CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE

                  The obligation of the Company to issue and sell the Purchased Notes and the obligation of the Company to perform its other obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, the Company of the following conditions on or before the Closing Date:

                  6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Article IV hereof shall be true and correct in all material respects (except for any such representations and warranties which are qualified by their terms by a reference to materiality, which representation as so qualified shall be true and correct in all respects) at and on the Closing Date as if made at and on such date.

                  6.2 PAYMENT OF PURCHASE PRICE. Each Purchaser shall be prepared to pay the aggregate purchase price for the Purchased Notes to be purchased by such Purchaser.

                  6.3 COMPLIANCE WITH INDENTURES. The Company shall have (a) obtained a written opinion as to the fairness to the Company of the transactions contemplated hereby from an accounting, appraisal or investment banking firm of national standing as required by Section 4.11 of each of the Indentures, (b) delivered to the trustee under each of the Indentures the officer's certificate required by Section 4.11 of each of the Indentures and (c) complied with any other provisions of either of the Indentures applicable to the transactions contemplated hereby.

                                  ARTICLE VII

                                 INDEMNIFICATION

                  7.1 INDEMNIFICATION BY THE COMPANY. Except as otherwise provided in this Article VII, the Company (the "INDEMNIFYING PARTY") agrees to indemnify, defend and hold harmless each of the Purchasers and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners, members and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, Claims (including, without limitation, any Claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) (collectively, "LOSSES") resulting from any breach of any representation, warranty, covenant or agreement by the Company in this Agreement or the other Transaction Documents. In connection with the obligation of the Indemnifying Party to indemnify for expenses as set forth above, the Indemnifying Party shall, upon presentation of appropriate invoices containing reasonable detail, reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in any action between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party) as they are incurred by such Indemnified Party; PROVIDED, HOWEVER, that if an Indemnified Party is reimbursed under this Article VII for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Losses in question resulted primarily from the willful misconduct or gross negligence of such Indemnified Party.

                  7.2 NOTIFICATION. Each Indemnified Party under this Article VII shall, promptly after the receipt of notice of the commencement of any Claim against such Indemnified Party in respect of which indemnity may be sought from the Indemnifying Party, under this Article VII, notify the Indemnifying Party in writing of the commencement thereof. The failure of any Indemnified Party to so notify the Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to such Indemnified Party (a) other than pursuant to this Article VII or (b) under this Article VII unless, and only to the extent that, such failure results in the Indemnifying Party's forfeiture of substantive rights or defenses. In case any such Claim shall be brought against any Indemnified Party, and it has notified the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to assume the defense of such Claim at its own expense, with counsel satisfactory to such Indemnified Party in its reasonable judgment; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense at its own expense. Notwithstanding the foregoing, in any Claim in which both the Indemnifying Party, on the one hand, and an Indemnified Party, on the other hand, are, or are reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel and to control its own defense of such Claim if, in the reasonable opinion of counsel to such Indemnified Party, one or more defenses are available to the Indemnified Party that are not available to the Indemnifying Party; provided, however, that the Indemnifying Party (i) shall not be liable for the fees and expenses of more than one counsel to all Indemnified Parties and (ii) shall reimburse the Indemnified Parties for all of fees, disbursement and charges of such counsel incurred in any action between the Indemnifying Party and the Indemnified Parties or between the Indemnified Parties and any third party, as such fees, disbursement and charges are incurred. The Indemnifying Party agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such Claim.

The Indemnifying Party shall not be liable for any settlement of any Claim effected against an Indemnified Party without its written consent.

                  7.3 CONTRIBUTION. If the indemnification provided for in this
Article VII from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Losses referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Sections 7.1 and 7.2, any legal or other fees, disbursement or charges reasonably incurred by such party in connection with any investigation or proceeding.

                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS

         The Company hereby covenants and agrees with the Purchasers as follows:

                  8.1 PROXY OR INFORMATION STATEMENT.

                     (a) As promptly as practicable after the date hereof, the Company shall (i) (x) duly call a special meeting of the holders of the Company's Common Stock (the "COMPANY STOCKHOLDERS' MEETING") to be held to consider approval of the issuance of the shares of Common Stock issuable upon conversion of the Notes, and (y) prepare and file with the Commission a proxy statement (the "PROXY STATEMENT") relating to the Company Stockholders' Meeting and the approval of the shares of Common Stock issuable upon conversion of the Notes, or (ii) prepare and file with the Commission an Information Statement meeting the requirements of Schedule 14C under the Exchange Act (the "INFORMATION STATEMENT") regarding, and containing the requisite information describing, the Stockholders' Consent and the approval for the shares of Common Stock issuable upon conversion of the Notes and other convertible securities issued by the Company on the date hereof and containing all other applicable information required under Regulation 14C and Schedule 14C under the Exchange Act; PROVIDED, that it is understood and agreed, that, so long as it is permissible under the rules and regulations of The Nasdaq Stock Market, Inc. to obtain the approval for the shares of Common Stock issuable upon conversion of the Notes and such other convertible securities by written consent and not at a meeting of stockholders, the Company shall be obligated to comply with the provisions of clause (ii) hereof and the other provisions in this Section 8.1 relating to the Information Statement. The Company shall use its reasonable best efforts to cause the Proxy Statement or the Information Statement, as the case may be, to become cleared as promptly as practicable by the Commission. The Company shall use its best efforts to file the Proxy Statement or the Information Statement, as the case may be, no later than October 5, 2001, and, to the extent applicable, to hold the Company Stockholders' Meeting, or to cause the corporate action to be taken under the Stockholders' Consent to be effective by, no later than November 15, 2001. Each Purchaser or the Company, as the case may be, shall furnish all information concerning such Purchaser or the Company as the other parties may reasonably request in connection with such actions and the preparation of the Proxy Statement or the Information Statement, as the case may be. As promptly as practicable (but, in any event, within two (2) Business Days) after the Proxy Statement or the Information Statement, as the case may be, is (or is deemed) cleared by the Commission, the Company shall cause the Proxy Statement or the Information Statement, as the case may be, to be mailed to the stockholders of the Company. The Company shall cause the Proxy Statement or the Information Statement, as the case may be, to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, including the applicable provisions of Sections 14(a), 14(c) and 14(d) thereof and the respective regulations promulgated thereunder, and (ii) applicable rules and regulations of The Nasdaq Stock Market, Inc. In connection with the preparation, filing and delivery of the Proxy Statement or the Information Statement, as the case may be, the Company shall comply in all material respects with the applicable requirements of the Exchange Act, including the applicable provisions of Sections 14(a), 14(c) and 14(d) thereof and Regulations 14A, 14C and 14D thereunder.

                  (b) To the extent applicable, the Company will, through the Board of Directors, unanimously recommend, and the Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors, to the stockholders of the Company that they vote, as required by The Nasdaq Stock Market, Inc., in favor of the issuance of the shares of Common Stock issuable upon conversion of the Notes.

                  (c) To the extent applicable, the Company shall call and hold the Company Stockholders' Meeting as promptly as practicable after the mailing date of the Proxy Statement for the purpose of voting upon the issuance of the shares of Common Stock issuable upon conversion of the Notes. To the extent applicable, the Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders proxies in favor of the issuance of the shares of Common Stock issuable upon conversion of the Notes.

                  8.2 REQUISITE COMPANY VOTE.

                     (a) The Company shall take all other actions necessary to secure the Requisite Company Vote.

                     (b) Within two (2) Business Days of obtaining the Requisite Company Vote, the Company shall provide written notice thereof to each Purchaser.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

                  9.1 TERMINATION. This Agreement may be terminated prior to the Closing as follows:

                     (a) at any time on or prior to the Closing Date, by mutual written consent of the Company and each of the Purchasers;

                     (b) at the election of the Company or, with respect to a Purchaser, at the election of such Purchaser, by written notice to the other parties hereto after 5:00 p.m., New York time, on or after November 1, 2001, if the Closing shall not have occurred, unless such date is extended by the mutual written consent of the Company and each of the Purchasers; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 9.1(b) shall not be available (i) to any party whose breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing has not occurred solely because any party hereto has not yet obtained a necessary approval from any governmental authority;

                     (c) at the election of the Company, with respect to a Purchaser, if there has been a material breach of any representation, warranty, covenant or agreement on the part of such Purchaser contained in this Agreement, which breach has not been cured within fifteen Business Days after notice to such Purchaser of such breach; or

                     (d) with respect to a Purchaser, at the election of such Purchaser, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach has not been cured within fifteen Business Days after notice to the Company of such breach.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 9.2.

                  9.2 SURVIVAL. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Article I and this Section 9.2; PROVIDED, HOWEVER, that (a) none of the parties hereto shall have any liability in respect of a termination of this Agreement pursuant to Section 9.1(a) or Section 9.1(b) and (b) nothing shall relieve any of the parties from liability for actual damages resulting from a termination of this Agreement pursuant to Section 9.1(c) or 9.1(d); and PROVIDED, FURTHER, that none of the parties hereto shall have any liability for speculative, indirect, unforeseeable or consequential damages or lost profits resulting from any legal action relating to any termination of this Agreement.

                                   ARTICLE X

                                  MISCELLANEOUS

                  10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the first anniversary of the Closing Date.

                  10.2 NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier (with a copy also sent by registered or certified first-class mail), overnight courier service or personal delivery:

                           (a)      if to the Company:

                                    Metromedia Fiber Network, Inc.
                                    360 Hamilton Avenue
                                    White Plains, New York  10601
                                    Attention:   Robert J. Sokota, Esq.
                                    Facsimile:   (914) 421-6793

                                    with a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064
                                    Attention:   Douglas A. Cifu, Esq.
                                    Facsimile:   (212) 757-3990

                           (b)      if to the Kluge Trust:

                                    c/o Metromedia Company
                                    817 Seventh Avenue, 29th Floor
                                    New York, New York  10019
                                    Facsimile:   (212) 606-4337

                                    with a copy to:

                                    Metromedia Company
                                    One Meadowlands Plaza
                                    East Rutherford, New Jersey  07073
                                    Attention:  David A. Persing, Esq.
                                    Facsimile:  (201) 531-2803

                           (c)      if to Rockefeller:

                                    David Rockefeller
                                    c/o Timothy McCarthy
                                    30 Rockefeller Plaza, Room 5600
                                    New York, New York  10112
                                    Facsimile:   (212) 649-5977

                                    with a copy to:

                                    Milbank, Tweed, Hadley & McCloy LLP
                                    1 Chase Manhattan Plaza
                                    New York, New York  10005
                                    Attention:   Donald B. Brant, Jr., Esq.
                                    Facsimile:   (212) 530-5219

                           (c)      if to Garafalo:

                                    Stephen A. Garofalo
                                    c/o Metromedia Fiber Network, Inc.
                                    360 Hamilton Avenue
                                    White Plains, New York  10601
                                    Facsimile:   (914) 421-6777

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher & Flom, LLP
                                      & Affiliates
                                    Four Times Square
                                    New York, New York 10036
                                    Attention:   Greg Fernicola
                                    Facsimile:   (212) 735-2000

                  All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; in five Business Days, if sent by first-class mail; when receipt is electronically confirmed, if sent by facsimile; and in one Business Day, if delivered by overnight courier service.

                  10.3 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws and the terms and conditions thereof, the Purchasers may assign any of their rights under this Agreement or the other Transaction Documents to any of their respective Affiliates. The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers. Except as provided in
Article VII, no Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  10.4 AMENDMENT AND WAIVER.

                      (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

                     (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and each of the Purchasers and (ii) only in the specific instance and for the specific purpose for which made or given.

                  10.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  10.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  10.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  10.8 SEVERABILITY. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  10.9 RULES OF CONSTRUCTION. Unless the context otherwise requires, references to articles, sections or subsections refer to articles, sections or subsections of this Agreement.

                  10.10 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto, and the other

Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

                  10.11 FURTHER ASSURANCES. Each of the parties hereto shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.


                                       COMPANY:

                                       METROMEDIA FIBER NETWORK, INC.



                                       By: /s/ Nick Tanzi
                                           --------------------------------
                                            Name:  Nick Tanzi
                                            Title: President & COO



                                       PURCHASERS:

                                       JOHN W. KLUGE, CHASE
                                       MANHATTAN BANK AND STUART
                                       SUBOTNICK, TRUSTEES UNDER A
                                       TRUST AGREEMENT BETWEEN
                                       JOHN W. KLUGE, AS GRANTOR,
                                       AND JOHN W. KLUGE AND
                                       MANUFACTURERS HANOVER TRUST
                                       COMPANY, AS TRUSTEES, DATED
                                       MAY 30, 1984, AS AMENDED
                                       AND RESTATED



                                       By: /s/ Stuart Subotnick
                                           -------------------------------
                                            Name:  Stuart Subotnick
                                            Title: Trustee


                                       DAVID ROCKEFELLER
                                       By: Rockefeller & Co., Inc., as
                                           Attorney-in-Fact

                                       By: /s/ William L. Asmundson
                                           ---------------------------------
                                              Name: William L. Asmundson
                                              Title:  Authorized Signatory


                                       /s/ Stephen A. Garafalo
                                       -------------------------------------
                                       Stephen A. Garafalo

                                  SCHEDULE 2.1



                       PURCHASED NOTES AND PURCHASE PRICE



------------------------------------- ----------------------------------- -----------------------------------
                                                  PRINCIPAL                            PURCHASE
             PURCHASER                              AMOUNT                              PRICE
------------------------------------- ----------------------------------- -----------------------------------

Kluge Trust                                   $150,000,000                        $150,000,000

------------------------------------- ----------------------------------- -----------------------------------

David Rockefeller                              $25,000,000                         $25,000,000

------------------------------------- ----------------------------------- -----------------------------------

Stephen A. Garofalo                             $5,000,000                          $5,000,000
------------------------------------- ----------------------------------- -----------------------------------

                                  SCHEDULE 3.5





None.